Exhibit 99.3

TD BANK, N.A.

SECURITY AGREEMENT
(Pledged Collateral)

June 30, 2008

Boston, Massachusetts

The undersigned has delivered to TD Bank, N.A. (the “Bank”) Certificate of Deposit No. 8731024878 in the face amount of $546,878.15 issued by the Bank and belonging to the undersigned (the “Collateral”). The undersigned hereby agrees that such Collateral is to be held by the Bank as security for all reimbursement obligations including transaction fees of the undersigned to the Bank pursuant to the following letters of credit (hereinafter, collectively, the “Obligations”):

Letter of Credit No.	Beneficiary	Expiration Date	Amount
3994770102	Novartis Vaccines and Diagnostic	06/30/2008	$200,223.45
3994770103	Staedler Mars GMBH & Co. KG	06/30/2008	$37,632.80
3994770104	Syngere International Ltd.	12/04/2008	$8,531.80
3994770105	Indian Institute of Chemical Technology	06/30/2008	$10,799.80
3994770106	Glaxo Smith Kline Biologicals	07/31/2008	$153,644.20
3994770107	Dyneon GMBH Rechnungswesen	06/30/2008	$38,206.13

Upon default of any of the Obligations secured hereunder the Bank shall have all of the rights and remedies of a secured party afforded by the Uniform Commercial Code as then in effect in Massachusetts or afforded by other applicable law. The Bank will give the undersigned not less than ten days’ notice in writing, mailed postage prepaid, to the last address of the undersigned known to it, of the time and place of any public sale of the Collateral or after which any private sale or intended disposition is to be made, which notice shall be deemed reasonable. The undersigned agrees to pay upon default of any of the Obligations secured hereunder, all costs of collection including costs incurred in the sale or disposition of the Collateral and reasonable fees of an attorney.

No delay or omission on the part of the Bank in exercising any right or remedy shall operate as a waiver thereof any other right or remedy. Waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All the Bank’s rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently, and nothing herein shall be deemed to limit in any way any rights the Bank might otherwise have under any other instrument or by law, including, without limiting the generality thereof, the right to negotiate any note or other instrument together with any Collateral specifically described therein.

This Agreement may be transmitted by facsimile machine or by electronic mail in portable document format (“pdf”) and signatures appearing on faxed instruments and/or electronic mail instruments shall be treated as original signatures. The foregoing sentence will not, however, relieve the undersigned from delivering the original of this Agreement to the Bank.

MICROFLUIDICS INTERNATIONAL CORPORATION (formerly MFIC Corporation)

	By:	/s/ Brian E. LeClair
Witness	Name:	Brian E. LeClair
	Title:	Executive V.P. and CFO